UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 12, 2007

ICON Cash Flow Partners L.P. Seven
(Exact Name of Registrant as Specified in Charter)

Delaware	000-27926	13-3835387
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Fifth Avenue, 4th Floor
New York, New York 10011

(Address of Principal Executive Offices)
____________________

(212) 418-4700

(Registrant’s telephone number, including area code)

 (Former name or former address, if changed since last report)
____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On July 12, 2007 (the “Effective Date”), ICON Cash Flow Partners L.P. Seven (the "Partnership") completed its liquidation and dissolution pursuant to a Plan of Liquidation and Dissolution (the “Plan”), which provided for the liquidation of the assets of, and the dissolution of, the Partnership.

In furtherance of the Plan, the Partnership entered into a Liquidating Trust Agreement (the “Liquidating Trust Agreement”) with ICON Capital Corp., the General Partner of the Partnership, as managing trustee (the “Managing Trustee”), and NRAI Services, LLC, as resident trustee (the “Resident Trustee”), of the ICON Cash Flow Partners L.P. Seven Liquidating Trust (the “Liquidating Trust”). As of the Effective Date, each of the holders of general and limited partnership interests in the Partnership received a pro rata beneficial interest in the Liquidating Trust in exchange for such holder’s interest in the Partnership.

In accordance with the Plan and the Liquidating Trust Agreement, the Partnership has transferred all of its remaining cash and other assets and all of its remaining liabilities to the Liquidating Trust. Accordingly, a certificate of cancellation terminating the Partnership’s legal existence was filed with the Secretary of State of the State of Delaware on the Effective Date.  In addition, the Partnership’s public reporting obligations with the U.S. Securities and Exchange Commission (Forms 10-K, 10-Q and 8-K) ceased on the Effective Date.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1 Plan of Liquidation and Dissolution
10.2 Liquidating Trust Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICON CASH FLOW PARTNERS L.P. SEVEN
By: ICON CAPITAL CORP., its General Partner

Dated: July 12, 2007	By: /s/ Michael A. Reisner
Michael A. Reisner
Chief Financial Officer